Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS THIRD QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, November 3, 2021 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended September 30, 2021. Net income attributable to MGP Class A shareholders for the quarter was $50.0 million, or $0.32 per dilutive share.
Financial highlights for the third quarter of 2021:
•Consolidated rental revenue of $188.3 million;
•Consolidated net income of $83.1 million, or $0.31 per diluted Operating Partnership unit;
•Consolidated Funds From Operations(1) (“FFO”) of $151.5 million, or $0.56 per diluted Operating Partnership unit;
•Consolidated Adjusted Funds From Operations(2) (“AFFO”) of $175.1 million, or $0.65 per diluted Operating Partnership unit;
•Consolidated Adjusted EBITDA(3) (“Adjusted EBITDA”) of $244.6 million;
•General and administrative expenses of $3.9 million; and
•Income from unconsolidated affiliate of $25.1 million.

As of September 30, 2021, there were approximately 268.0 million Operating Partnership units outstanding in the Operating Partnership of which MGM owned approximately 111.4 million, or 41.6%, while MGP owns the remaining 58.4%.

The following table provides a reconciliation of MGP’s consolidated net income to FFO, AFFO and Adjusted EBITDA for the three months ended September 30, 2021:

Three Months Ended September 30,
2021
Consolidated
(In thousands, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income	$83,098
Depreciation	57,613
Share of depreciation of unconsolidated affiliate	10,480
Property transactions, net	327
Funds From Operations	151,518
Amortization of financing costs and cash flow hedges	8,285
Share of amortization of financing costs of unconsolidated affiliate	65
Non-cash compensation expense	680
Straight-line rental revenues, excluding lease incentive asset	17,382
Share of straight-line rental revenues of unconsolidated affiliate	(12,135)
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,627
Acquisition-related expenses	6,287
Non-cash ground lease rent, net	260
Other expenses	181
Gain on unhedged interest rate swaps, net	(4,411)
Provision for income taxes	2,396
Adjusted Funds From Operations	175,135
Interest income	(139)
Interest expense	64,225
Share of interest expense of unconsolidated affiliate	13,731
Amortization of financing costs and cash flow hedges	(8,285)
Share of amortization of financing costs of unconsolidated affiliate	(65)
Adjusted EBITDA	$244,602

Weighted average Operating Partnership units outstanding
Basic	268,172
Diluted	268,355

Earnings per Operating Partnership unit
Basic	$0.31
Diluted	$0.31

FFO per Operating Partnership unit
Diluted	$0.56
AFFO per Operating Partnership unit
Diluted	$0.65

Financial Position
The Company had $319.6 million of cash and cash equivalents as of September 30, 2021. Cash received from rent payments under the Master Lease for the quarter ended September 30, 2021 was $210.7 million. Cash received from distributions from the unconsolidated affiliate, MGP BREIT Venture, for the quarter ended September 30, 2021 was $23.5 million.
On October 15, 2021, the Operating Partnership made a cash distribution of $139.4 million relating to the third quarter, $57.9 million of which was paid to MGM and $81.5 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.5200 per share.
The Company’s debt at September 30, 2021 was as follows (in thousands):

September 30, 2021
Senior secured credit facility:
Senior secured revolving credit facility	$—
5.625% senior notes, due 2024	1,050,000
4.625% senior notes, due 2025	800,000
4.50% senior notes, due 2026	500,000
5.75% senior notes, due 2027	750,000
4.50% senior notes, due 2028	350,000
3.875% senior notes, due 2029	750,000
Total principal amount of debt	4,200,000
Less: Unamortized discount and debt issuance costs	(35,102)
Total debt, net of unamortized debt issuance costs	$4,164,898
Details

1Consolidated Funds From Operations (“FFO”) is consolidated net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus depreciation, as defined by the National Association of Real Estate Investment Trusts plus the Company’s share of depreciation of its unconsolidated affiliate.

2Consolidated Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; (gain) loss on unhedged interest rate swaps, net; our share of provision for income taxes of unconsolidated affiliate; and provision for income taxes.

3Consolidated Adjusted EBITDA (“Adjusted EBITDA”) is consolidated net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); depreciation; the Company’s share of depreciation of its unconsolidated affiliate; amortization of financing costs and cash flow hedges; the Company’s share of amortization of financing costs of its unconsolidated affiliate; non-cash compensation expense; straight-line rental revenue; the Company’s share of straight-line rental revenues of its unconsolidated affiliate; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; (gain) loss on unhedged interest rate swaps, net; our share of provision for income taxes of unconsolidated affiliate; interest income; interest expense (including amortization of financing costs and cash flow hedges); the Company’s share of interest expense (including amortization of financing costs) of its unconsolidated affiliate; and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of consolidated net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP, together with its joint venture, currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2020, MGP’s portfolio of destination resorts, the Park, Empire Resort Casino, and MGM Northfield Park collectively comprised approximately 32,400 hotel rooms, 1.6 million casino square footage, and 3.6 million convention square footage. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to complete the VICI Transaction on the anticipated terms or at all; MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2021	2020
Revenues
Rental revenue	$188,303	$188,303
Ground lease	6,039	6,039
Total Revenues	194,342	194,342

Expenses
Depreciation	57,613	58,240
Property transactions, net	327	—
Ground lease expense	5,920	5,920
Acquisition-related expenses	6,287	—
General and administrative	3,895	3,476
Total Expenses	74,042	67,636

Other income (expense)
Income from unconsolidated affiliate	25,050	25,210
Interest income	139	533
Interest expense	(64,225)	(59,974)
Gain on unhedged interest rate swaps, net	4,411	7,701
Other	(181)	(36)
	(34,806)	(26,566)
Income before income taxes	85,494	100,140
Provision for income taxes	(2,396)	(2,732)
Net income	83,098	97,408
Less: Net income attributable to noncontrolling interest	(33,130)	(54,030)
Net income attributable to Class A shareholders	$49,968	$43,378

Weighted average Class A shares outstanding
Basic	156,799	131,567
Diluted	156,982	131,700

Earnings per Class A share
Basic	$0.32	$0.34
Diluted	$0.32	$0.34

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,147,627	$8,310,737
Lease incentive asset	492,146	507,161
Investment in unconsolidated affiliate	815,399	810,066
Cash and cash equivalents	319,576	626,385
Prepaid expenses and other assets	23,873	25,525
Above market lease, asset	38,686	39,867
Operating lease right-of-use assets	280,988	280,565
Total assets	$10,118,295	$10,600,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Debt, net	$4,164,898	$4,168,959
Due to MGM Resorts International and affiliates	333	316
Accounts payable, accrued expenses and other liabilities	71,507	124,109
Accrued interest	52,007	48,505
Dividend and distribution payable	139,374	136,484
Deferred revenue	204,023	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	340,270	341,133
Total liabilities	5,005,710	5,009,564
Commitments and contingencies
Shareholders' equity
Class A shares: no par value, 1,000,000,000 shares authorized, 156,653,604 and 131,459,651 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,562,123	3,114,331
Accumulated deficit	(507,469)	(422,897)
Accumulated other comprehensive loss	(47,730)	(51,197)
Total Class A shareholders' equity	3,006,924	2,640,237
Noncontrolling interest	2,105,661	2,950,505
Total shareholders' equity	5,112,585	5,590,742
Total liabilities and shareholders' equity	$10,118,295	$10,600,306